EXHIBIT 99.1
PRESS RELEASE

Columbia Equity Trust, Inc.	1750 H Street, N.W.
Suite 500
Washington, D.C. 20006
Tel (202) 303-3080

Columbia Equity Trust, Inc.’s Stockholders Approve Merger with an Affiliate of the
Commingled Pension Trust Fund (Special Situation Property)
of JPMorgan Chase Bank, N.A.
Washington, D.C., February 27, 2007 — Columbia Equity Trust, Inc. (NYSE: COE) today announced that its stockholders approved the merger of Columbia with and into an affiliate of the Commingled Pension Trust Fund (Special Situation Property) of JPMorgan Chase Bank, N.A. at the special meeting of stockholders held today. On February 20, 2007, Columbia issued a press release announcing prorated dividends for the period prior to the closing of the merger. The record date for the dividends will be the day prior to the closing of the merger.
Closing of the merger is expected to occur on or about March 1, 2006 and is subject to the closing conditions set forth in the merger agreement.
About Columbia Equity Trust, Inc.
      Columbia Equity Trust, Inc. owns, operates, acquires and develops commercial office properties primarily in the Greater Washington, D.C. area. Columbia’s portfolio comprises over 2.9 million square feet of office space located predominantly in Northern Virginia, Suburban Maryland and Washington, D.C. For additional information please visit our web site at www.columbiareit.com.
Additional Information about the Merger and Where to Find It
      In connection with the proposed merger, Columbia has filed with the United States Securities and Exchange Commission (the “SEC”) a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, JPMORGAN AND THE PROPOSED MERGER. Investors can obtain the definitive proxy statement and all other relevant documents filed by Columbia with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Columbia by contacting Columbia’s Investor Relations liaison at (202) 303-3080 or accessing Columbia’s investor relations website at www.columbiareit.com.
Cautionary Note Regarding Forward Looking Statements
      Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Columbia and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to satisfy the conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Columbia believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Columbia’s future results, performance, achievements or transactions, see the documents filed by Columbia from time to time with the SEC, and in particular the section titled “Risk Factors” in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006. Columbia undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     CONTACT
     COLUMBIA EQUITY TRUST, INC.
     DOMINIQUE DASCHLE
     INVESTOR RELATIONS LIAISON
     202-303-3080